                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement
Number 33-60622 on Form S-8 dated March 31, 1993, Registration Statement Number
33-60730 on Form S-8 dated March 31, 1993, Registration Statement Number
333-27459 on Form S-8 dated May 20, 1997, Registration Statement Number
333-27461 on Form S-8 dated May 20, 1997, Registration Statement Number
333-67033 on Form S-8 dated November 10, 1998, Registration Statement Number
333-87996 on Form S-8 dated May 10, 2002, Registration Statement Number
333-89862 on Form S-4/A dated October 24, 2002, Registration Statement Number
333-102387 on Form S-3/A dated January 29, 2003, Registration Statement Number
333-105081 on Form S-8 dated May 8, 2003 and Registration Statement Number
333-109353 on Form S-4 dated October 1, 2003, of our reports dated March 1,
2005, with respect to the consolidated financial statements and schedule of
Jarden Corporation and subsidiaries, Jarden Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Jarden
Corporation, included in this Annual Report (Form 10-K) for the year ended
December 31, 2004.

/s/ ERNST & YOUNG LLP

New York, New York
March 1, 2005